                                                                    EXHIBIT 23.3


                          CONSENT OF HARLAN CONSULTING,
                         INDEPENDENT PETROLEUM ENGINEERS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Toreador Resources Corporation for the registration of 280,900 shares of its common stock and to the incorporation by reference therein of our estimate of reserves included in Toreador Resources Corporation's Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                   /s/ HARLAN CONSULTING
                                                   -----------------------------
                                                   HARLAN CONSULTING

Dallas, Texas
July 24, 2001